PIMCO Municipal Advantage Fund
Meeting Date: 2-27-08

Record Date
Common Shares	7,257,093

Common Quorum Totals

		Common Shares		% of Outstanding

Voted		6,825,695		94.056%
Unvoted		431,398			5.944%
Total		7,257,093		100.000%


				    % ofCommon Shares 	  % of Common
	 	Common Shares  	      Outstanding	  Shares Voted
Paul Belica
For		6,742,081		92.903%		    98.775%
Withheld	   83,615		 1.152%		     1.225%
Total		6,825,695		94.056%		   100.000%


Record Date
Preferred Shares	1,100

Preferred Quorum Totals

	 Preferred	    % of
	  Shares	 Outstanding

Voted	   927		84.273%
Unvoted	   173		15.727%
Total	   1,100	100.000%

	       Preferred 	 % of Preferred 	% of Preferred
	        Shares    	Shares Outstanding	 Shares Voted
Paul Belica
For		 927		84.273%			100.000%
Withheld	   0		 0.000%			  0.000%
Total		 927		84.273%			100.000%

John C. Maney
For		 927		84.273%			100.000%
Withheld	   0		 0.000%			  0.000%
Total		 927		84.273%			100.000%


Record Date
Combined Shares	7,258,193

Combined Quorum Totals
					% of Combined
		Combined Shares	 	 Outstanding

Voted		6,826,622		94.054%
Unvoted		431,571			5.946%
Total		7,258,193		100.000%

				     % of Combined 	  % of Combined
 		Combined Shares    Shares Outstanding	   Shares Voted
Paul Belica
For		  6,743,008		92.902%		      98.775%
Withheld	     83,615		 1.152%		       1.225%
Total		  6,826,622		94.054%		     100.000%


In connection with the Annual Meeting of Shareholders of the PIMCO Municipal Advantage Fund,
PFPC hereby certifies the above tabulation of shareholder ballots.



Maura C. Stanley
Section Manager, Client Services